                                                                    Exhibit 14.1

                       CODE OF BUSINESS CONDUCT AND ETHICS

INTRODUCTION

United Capital Corp. and its  subsidiaries  (the "Company") seek at all times to conduct its  business in  accordance  with the highest  standards  of honest and ethical conduct and in compliance with applicable laws, rules and regulations.

This Code of  Business  Conduct  and Ethics (the  "Code")  governs the  business decisions  made and  actions  taken by the  Company's  directors,  officers  and employees and is an expression  of the  Company's  fundamental  and core values, which  include:  (i) integrity  and honesty in the Company's and its  employees'
dealings with customers, suppliers, co-ventures,  competitors,  shareholders and the  community;  (ii)  respect for  individuality  and personal  experience  and background;  and (iii)  support of the  communities  where the  Company  and its employees work.

While  covering  a wide  range  of  business  practices  and  procedures,  these standards cannot and do not cover every issue that may arise, or every situation where  ethical  decisions  must be made,  but  rather  sets  forth  key  guiding
principles  that  represent  Company  policy  and  establishes   conditions  for
employment at our Company. This Code is meant to be read in conjunction with our other  Company  policies  and does not  supercede,  change or alter any existing
Company policy.

The integrity,  reputation and profitability of the Company  ultimately  depends upon the individual actions of the Company's employees,  officers and directors.
As a result, each such individual is personally  responsible and accountable for compliance  with this Code. All references in the Code to "employees"  should be understood  to include all  employees,  officers  and  directors  of the Company including its subsidiaries (which include among others,  Metex Mfg.  Corporation and AFP  Transformers  LLC),  unless the context requires  otherwise.  The terms
"United  Capital," the "Company,"  "we" and "our" refers to United Capital Corp.
and its subsidiaries.

COMPLIANCE WITH LAWS

The Company is strongly  committed  to  conducting  its  business  affairs  with honesty,  integrity and in full compliance with all applicable laws. No employee is authorized to commit an illegal or unethical act, or to instruct others to do so, for any reason.

It is also important to develop a working  knowledge of the laws and regulations that affect  your job. If a law  conflicts  with a  particular  action or policy prescribed  by this  Code,  you must  comply  with the law;  if a local  custom, industry  practice or previous company policy conflicts with this Code, you must comply with the Code. Do not hesitate to ask your  supervisor  for advice before making any decision about which you are uncertain.

CONFLICT OF INTEREST

The Company  recognizes  and  respects  the right of its  employees to engage in outside  activities  which they may deem  proper and  desirable,  provided  that employees  fulfill their obligations to act in the best interests of the Company and to avoid  situations  that  present a potential or actual  conflict  between their interests and the Company's interest.

         GENERAL

A "conflict of interest" occurs when a person's private interest interferes,  or even  appears  to  interfere,  in any way with  the  interests  of the  Company.
Conflicts  of  interest  may arise  when an  employee  takes an action or has an outside  interest,  responsibility  or obligation that may make it difficult for him or her to perform the  responsibilities  of his or her position  objectively and/or  effectively  in the best interest of the Company.  Conflicts of interest may also occur when an employee or a member of his or her family  receives  some improper  personal  benefit as a result of his or her  position in the  Company.
Each  individual's  situation  is  different  and in  evaluating  his or her own situation, an employee will have to consider many factors.

         FAIR DEALING

Each employee should treat the Company's customers,  suppliers,  competitors and employees  fairly.  No one  should  take  unfair  advantage  of  anyone  through manipulation, concealment, abuse of privileged information, misrepresentation of material facts or any other unfair-dealing practice. In deciding among competing suppliers,  weigh all material  facts  impartially.  Seek to buy from  qualified suppliers' at the lowest  permissible cost, keeping in mind the requirements for quality, performance and vendors' ability to meet delivery schedules.

         OUTSIDE ACTIVITIES

The Company  expects its  employees to devote their full energies to their work.
Company  policy  forbids  employees to serve as directors,  officers,  partners, employees, consultants, agents or representatives of business concerns organized for profit  (other than those  affiliated  with the  company)  without  specific approval from the Company.  The purpose of this  prohibition is to avoid outside employment or activities that would impair  employees' job  performance,  either because of excessive  demands on their time, or because the outside  commitments can be contrary to their obligations to the Company.

         GIFTS AND ENTERTAINMENT

Each employee must avoid receipt of gifts,  benefits,  favors and  entertainment which  might  conflict  with  the  proper  performance  of his or her  corporate responsibilities or which might adversely affect his or her independent judgment on behalf of the Company or any of its subsidiaries. The Company discourages the receipt of gifts either  directly or  indirectly by employees as any gift may be misconstrued as an attempt to influence business decisions.

Gifts of insubstantial value are permitted, provided they are given as a gesture of professional  friendship and do not involve a Company  commitment to transact business.  Employees should never accept a gift in cash or cash equivalent. If a gift,  benefit or favor is more than a token gift of insubstantial  value and is offered in return for or in expectation of corporate business,  it should not be accepted.  In no event  should a gift be accepted  from a supplier or  potential supplier during,  or in connection  with,  contract  negotiations.  In regard to acceptance of business entertainment,  it is recognized that entertainment or an occasional  meal may be  incidental  to business  relationships  of value to the
Company;  however, such hospitality should not be excessive or unusual in nature and the individual  should be satisfied that such hospitality is consistent with the best interests of the Company and with the terms and spirit of this Code.

         DISCLOSURE

If there are any  questions  as to whether or not a  specific  act or  situation represents,  or appears to represent, a conflict of interest, an employee should consult the Chief  Financial  Officer of United  Capital Corp. or the Compliance
Officer.  Any material  transaction or  relationship  that  reasonably  could be expected to give rise to a conflict of interest  should be reported  promptly to the Chief  Financial  Officer or the  Compliance  Officer,  who shall notify the
Board as deemed appropriate.

The  Chief   Financial   Officer  is  Anthony  Miceli  and  can  be  reached  at
tm@unitedcaptialcorp.net,   9  Park  Place,   Great  Neck,  New  York  11021  or
516-466-6464.  The Corporate  Compliance  Officer is Thomas Fleming, a member of the law firm of  Olshan  Grundman  Frome  Rosenzweig  &  Wolosky  LLP who may be
reached  at 65  East  55th  Street,  New  York,  New  York  10022  or  phone  at
212-451-2300.

INSIDER INFORMATION

Employees  are  prohibited  from  trading  in our  Company  stock when they have material  information  that is not publicly  known.  All non-public  information about the Company should be considered confidential  proprietary information and
should  never  be  used  for  personal  gain.  "Material   information"  is  any
information  which could  reasonably  be expected to affect the price of a stock and would be considered  important by investors in deciding whether to buy, sell or hold that stock. Inside information  typically  includes,  but is not limited to,  knowledge  of pending  Company  business  transactions,  corporate  finance activities, mergers or acquisitions,  unannounced earnings and financial results and  other  significant  developments  affecting  the  Company  or any  of  its'
subsidiaries.  In addition,  employees can be legally liable if someone  outside the Company trades in Company stock based on a "tip" of inside information given by an employee.

CONFIDENTIAL PROPRIETARY INFORMATION

Confidential  proprietary  information  generated  and gathered in the Company's business is a valuable Company asset.  Protecting this information plays a vital role in our  continued  growth  and  ability  to  compete  and  all  proprietary information should be maintained in strict confidence, except when disclosure is authorized by the company or legally required.  Proprietary information includes all non-public information that might be useful to competitors or which could be harmful to the Company or its customers if disclosed  and includes  intellectual property such as trade secrets,  patents,  trademarks and copyrights, as well as business,  research and new product plans,  objectives and strategies,  records, databases,  salary and benefits data,  employee medical  information,  customer,
employee  and  suppliers  lists,  and  any  unpublished   financial  or  pricing
information.   Unauthorized  use  or  distribution  of  proprietary  information violates Company policy and could result in disciplinary  actions. It could also be illegal and result in civil or even criminal penalties.

All intellectual property conceived or developed during the course of employment shall be the sole  property  of the  Company.  The  term  intellectual  property includes  any trade  secret,  invention,  discovery,  concept,  idea or  writing whether protectable or not by any United States or foreign copyright, trademark, patent  or  common  law  including,  but  not  limited  to  designs,  materials, compositions  of  matter,  machines,  processes,  improvements,  data,  computer
software,  writings,  formula,   techniques,   know-how,  methods,  as  well  as
improvements thereof or know-how related thereto concerning any past, present or prospective  activities  of the Company.  Employees  must  promptly  disclose in writing to the Company any intellectual  property  developed or conceived either solely or with others during the course of their  employment and must render any and all aid and  assistance,  at our expense to secure the  appropriate  patent, copyright or trademark protection for such intellectual property.

An employee's  obligation to protect our Company's  proprietary and confidential information  continues  even after the employee  leaves the  Company.  Employees leaving the Company must return all proprietary information in their possession.

This does not  supersede,  change or alter any  provisions  of any  confidential information and non-competition agreement signed as a condition of employment.

INFORMATION REPORTING AND RECORD MANAGEMENT

As a public company,  it is of critical  importance  that the Company's  filings with the  Securities  and  Exchange  Commission  be  accurate  and  timely.  The
Company's  senior  financial   officers  and  other  employees  working  in  the
Accounting and Finance Departments have a special  responsibility to ensure that
all  of  our  financial  disclosures  are  full,  fair,  accurate,   timely  and
understandable.  These  employees  must  understand  and  strictly  comply  with generally  accepted  accounting  principles  as adopted by the  Company  and all standards,  laws and  regulations  for  accounting  and  financial  reporting of transactions, estimates and forecasts. The Company expects all employees to take this  responsibility  seriously  and to  provide  prompt,  accurate  answers  to inquiries related to the Company's public disclosure requirements.

All of the Company's  books,  records,  invoices,  accounts and other  financial statements  and data must be  maintained  fairly,  accurately  and in reasonable detail and must confirm both to applicable legal requirements and to our systems of internal controls.  Each employee shall maintain accurate and fair records of his or her time reports and expense accounts and any other Company  records.  No false or  artificial  entries  shall  be  made,  misleading  reports  issued  or fictitious invoices paid or created.

COMPLIANCE WITH INTERNAL CONTROL

The Company has developed and maintains a system of internal controls to provide
reasonable   assurance  that   transactions  are  executed  in  accordance  with
management's  authorization,  are  properly  recorded  and  posted,  and  are in compliance  with  regulatory  requirements.  The  system  of  internal  controls includes written policies and procedures, budgetary controls, supervisory review and  monitoring,  and various other checks and balances,  and safeguards such as password  protection  to access  certain  computer  systems.  All  employees are expected to be familiar with, and to adhere strictly to, these control policies.

Responsibility  for  compliance  with these  internal  controls  and  disclosure
controls  and  procedures  rests  not  solely  with  the  company's   accounting
personnel, but with all employees involved in approving transactions,  supplying documentation  for  transactions,  and recording,  processing,  summarizing  and reporting of transactions  and other  information  required by periodic  reports filed with the Securities and Exchange Commission.  Because the integrity of the
Company's  external  reports to  shareholders  and the  Securities  and Exchange
Commission  depends on the  integrity  of the  Company's  internal  reports  and record-keeping,  all employees must adhere to the highest standards of care with respect to our internal records and reporting.

Any employee who believes the Company's books and records are not in accord with these  requirements  should immediately report the matter to the Chief Financial
Officer or Compliance Officer. The Company has adopted explicit  non-retaliation policies  with respect to these  matters,  as  described  in the section  titled
"Reporting Illegal or Unethical Behavior".

REGULATION FD

The Company is required to comply with a rule under the federal  securities laws referred to as Regulation FD (which stands for "fair disclosure"). Regulation FD provides  that when the  Company,  or person  acting  on its  behalf,  discloses material  nonpublic  information  to certain  enumerated  persons  (in  general, securities market  professionals and holders of the Company's securities who may well trade on the basis of the  information),  it must make public disclosure of that  information.  The  timing of the  required  public  disclosure  depends on whether the  selective  disclosure  was  intentional  or  unintentional;  for an intentional  selective  disclosure,  the Company  must make  public  disclosures simultaneously;  for a non-intentional  disclosure, the Company must make public disclosure promptly. Under the regulation, the required public disclosure may be made by filing or furnishing a Form 8-K, or by another  method or combination of
methods  that  is  reasonably   designed  to  effect   broad,   non-exclusionary
distribution of the information to the public.

To ensure  compliance  with  Regulation FD, the Company has designated the Chief
Executive Officer and Chief Financial Officer as "Company  Spokespersons."  Only
the Company  Spokespersons  are  authorized  to disclose  information  about the
Company and its subsidiaries. If you receive a request for information, promptly contact the Chief Financial Officer to coordinate a response to such request.

PROTECTION AND PROPER USE OF COMPANY ASSETS

Protecting  company  assets  against  loss,  theft,  misuse  and  waste  is  the responsibility of every employee.  Theft, carelessness and waste directly impact our profitability  and any suspected theft,  fraud or inefficient use of company assets should be reported to a manager or supervisor.

COMPUTER AND INFORMATION SYSTEMS

For  business   purposes,   employees  are  provided   telephones  and  computer
workstations and software, including network access to computing systems such as the Internet and e-mail,  to improve  personal  productivity  and to efficiently manage  proprietary  information in a secure and reliable  manner.  The employee must obtain the  permission  of the IT Department to install any software on any
Company computer or connect any personal laptop to the Company network.  As with other  equipment  and assets of the  Company,  we are each  responsible  for the appropriate  use  of  these  assets.  Except  for  limited  personal  use of the
Company's  telephones and  computer/e-mail,  such equipment may be used only for business  purposes.  Employees  should  not  expect a right to  privacy of their
e-mail or Internet  use.  All e-mails or Internet  use on Company  equipment  is subject to monitoring by the Company.

EMPLOYMENT PRACTICES

         EQUAL EMPLOYMENT OPPORTUNITY

Our policies are designed to ensure that  employees are treated,  and treat each other, fairly and with respect and dignity. In keeping with this spirit, conduct involving  harassment  of  any  employee,  customer  or  supplier  will  not  be tolerated,  especially harassment,  violence, intimidation and discrimination of any  kind  involving  race,  color,  religion,  gender,  age,  national  origin,
disability,   citizenship,   marital  status,   military  status  or  any  other
characteristic protected by applicable laws.

         HARASSMENT

Equal opportunity includes maintaining a workplace that is free from harassment, intimidation and hostility.  Company policy prohibits  sexual,  racial and other unlawful  harassment  in the  workplace.  The Company  will not  tolerate  undue
influence,   offensive  behavior,  sexual  harassment,   intimidation  or  other
disrespectful conduct by one employee toward another or by any employee toward a customer or supplier.

REPORTING ANY ILLEGAL OR UNETHICAL BEHAVIOR

Employees are encouraged to talk to supervisors,  managers,  the Chief Financial
Officer or other appropriate personnel about illegal or unethical behavior which they observe.  In addition,  any employee with concerns  regarding  unethical or unlawful  behavior  regarding  financial  or  accounting  matters may raise such concerns directly with the Compliance  Officer,  Audit Committee of the Board of
Directors or any of its members.

Reporting of such violations may also be done anonymously and  confidentially in writing to the Chief  Financial  Officer or the Audit  Committee.  An  anonymous report  should  provide  enough  information  about the incident or situation to allow the Company to investigate.

The Company will not tolerate any kind of  retaliation  for reports or questions that were made in good faith regarding  misconduct by others. Open communication of  issues  and  concerns  by all  employees  without  fear  of  retribution  or retaliation  is  vital  to the  successful  implementation  of  this  Code.  All employees  are required to cooperate in internal  investigations  of  misconduct and/or unethical behavior.

In unique situations, our business activities might give rise to complex ethical issues that are not easy to resolve.  When an employee is faced with a difficult ethical  decision  or  whenever  he or she has doubts as to the right  course of action in a particular  situation,  that  employee  should talk to a supervisor, manager or the Chief Financial Officer.

Failure  to comply  with the  standards  outlined  in this  Code will  result in disciplinary  action  including,  but  not  limited  to,  reprimands,  warnings, probation or suspension without pay, demotions,  reductions in salary, discharge and/or  restitution.  Certain violations of this Code may require the Company to refer the matter to the appropriate  governmental or regulatory  authorities for investigation or prosecution.  Moreover,  any supervisor who directs or approves of any conduct in violation of this Code,  or who has  knowledge of such conduct and does not immediately report it, also will be subject to disciplinary action, up to and including discharge.

WAIVERS AND AMENDMENTS

Any waiver of this Code for executive  officers or directors may be made only by the Board or a Board committee and will be promptly disclosed as required by law or stock exchange  regulation.  This Code may be amended or modified at any time by the Board of Directors.

CONCLUSION

This Code of  Business  Conduct  and  Ethics  contains  general  guidelines  for conducting the business of the Company  consistent with the highest standards of business  ethics.  If you have any  questions  about  these  guidelines,  please contact the Chief Financial Officer or Compliance  Officer. We expect all of our employees,  regardless  of their  level,  to  adhere  to these  standards.  Each employee is separately responsible for his or her actions. Conduct that violates the law or this Code  cannot be  justified  by  claiming  that it was ordered by someone in  management.  If you engage in conduct  prohibited by the law or this
Code,  you will be deemed to have acted  outside  the scope of your  employment.
Such  conduct  will  subject  you to  disciplinary  action,  including  possibly termination of employment.

THIS CODE AND MATTERS  CONTAINED HEREIN ARE NEITHER A CONTRACT OF EMPLOYMENT NOR
A  GUARANTEE  OF  CONTINUING  COMPANY  POLICY.  WE  RESERVE  THE RIGHT TO AMEND,
SUPPLEMENT OR DISCONTINUE THIS CODE AND THE MATTERS  ADDRESSED  HEREIN,  WITHOUT
PRIOR NOTICE, AT ANY TIME.

            ACKNOWLEDGMENT OF THE CODE OF BUSINESS CONDUCT AND ETHICS

As a condition of employment and continued  employment,  all employees are asked to sign this Acknowledgment  Form.  Applicants are required to sign this form on acceptance of an employment offer.

          I acknowledge  that I have read and  understand  the policy on Code of
Business Conduct and Ethics, and agree to comply with all stated policies.  I am aware that violations of this policy may subject me to disciplinary  actions, up to and including  discharge from  employment.  I am also aware that this Code of
Business Conduct and Ethics and matters  contained herein are neither a contract of  employment  nor a guarantee of continuing  Company  policy.  United  Capital and/or its subsidiaries  reserves the right to amend,  supplement or discontinue its  policies  with regard to the Code of Business  Conduct and Ethics,  without prior notice, at any time.

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